UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2015

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 538-3373

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments
Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 29, 2015, our auditors, Saturna Group Chartered Accountants LLP, notified us that it believed there was an error in the Company’s financial statements resulting from further impairment of the intangible asset of our company.

Management further discussed the matter with Saturna Group Chartered Accountants LLP and both parties agreed that the calculation for the impairment of the intangible asset was incorrectly calculated and the Company determined that the effect of such misstatement was material. As a result, the Company decided to restate the audited financial statements for the fiscal year ended March 31, 2014 filed on Form 10-K and the and interim financial statements for the quarterly periods ended June 30, 2014, September 30, 2014 and December 31, 2014 filed on Form 10-Q (collectively, the “Reports”). The financial statements included within the Reports noted above should no longer be relied upon.

Our company plans to file amendments to the annual report for the fiscal year ended March 31, 2014 and the subsequent previously filed quarterly reports thereafter in order to accurately restate our previously filed financial statements by July 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/Neil Carmichael
Neil Carmichael
President and Director

Date: July 14, 2015